EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Nos. 333-131604 and 333-129004 on Form S-3 and 333-100398, 333-70440, 333-45856, 333-45852, 333-66239, 333-15957, 33-92966, 33-80588, 33-50198, and 333-15961 on Form S-8) of our reports dated March 28, 2011, relating to the financial statements and financial statement schedule of Retail Ventures, Inc. and subsidiaries (the “Company”) (which reports express an unqualified opinion and include an explanatory paragraph relating to the retrospective application of the new accounting guidance on accounting for convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) and new accounting guidance on accounting for noncontrolling interests in consolidated financial statements, which became effective February 1, 2009), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of the Company for the year ended January 29, 2011.

/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio
May 20, 2011